Exhibit 99.1

SCWorx Awarded $1,800,000 Contract with Major Healthcare Institution.

NEW YORK--(BUSINESS WIRE)-- SCWorx Corp (NASDAQ: WORX) today announced the signing of a $1,800,000 service contract with a highly respected northern New Jersey hospital. Initially, under a 5-year fixed-term agreement, SCWorx is licensing the hospital its data governance and analytics suite of application solutions as the foundation of what will become a robust array of services providing full transparency into the major cost drivers across the enterprise.

Marc Schessel, founder and CEO of SCWorx said, “We are delighted to have one of the most advanced university medical centers choose our platform to help facilitate and drive normalized data throughout their enterprise systems. The results of this effort will be to reduce the cost of delivered care, enhance margins and increase patient safety. I believe that it was our team’s experience and commitment in delivering accurate and automated data management services to healthcare providers that ultimately made the decision for this healthcare provider to partner with SCWorx and complete this critical component of their expansive strategy. We look forward to a long and mutually beneficial relationship. Our experience will greatly benefit the hospital through enhanced efficiency, critical system interoperability, sustained long-term savings and auditable margin improvement.”

The Company does not expect to incur any significant additional overhead resulting from this contract and anticipates procuring new contracts for its software by numerous other healthcare providers in the foreseeable future.

About SCWorx

SCWorx offers an advanced software solution for the management of health care providers’ foundational business applications. Together these software systems have been credited with the healthcare providers’ customers tending to realize reduced medical expenses, while healthcare providers have tended to experience expanded revenues and more successful and safer clinical outcomes. The SCWorx software solution ultimately transforms many aspects of the healthcare providers’ business through its delivery of highly accurate, real-time information that offers the executives of these healthcare providers the ability to optimize many areas of their day-to-day operations, negotiate better contracts with their vendors and payors and make better decisions with respect to strategic purchases.

Forward-looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, SCWorx may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations and the availability of sufficient resources of the combined company to meet its business objectives and operational requirements.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Source: SCWorx Corp.

SCWorx Corp.

John Price, CFO

jprice@scworx.com